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                                                                    EXHIBIT 99.1

                           DUSA PHARMACEUTICALS, INC.

                          2006 EQUITY COMPENSATION PLAN

                            NONQUALIFIED STOCK OPTION

DUSA Pharmaceuticals, Inc. (the "Company") has granted to you a Nonqualified Stock Option (the "Option") under the DUSA Pharmaceuticals, Inc. 2006 Equity Compensation Plan (the "Plan"). The terms of the grant are set forth in the Nonqualified Stock Option Grant Agreement provided to you (the "Agreement"). The following provides a summary of the key terms of the grant; however, you should read the entire Agreement, along with the terms of the Plan, to fully understand the grant.

                      SUMMARY OF NONQUALIFIED OPTION GRANT

GRANTEE:                         _______________________________________________

DATE OF GRANT:                   _______________________________________________

VESTING SCHEDULE:                _______________________________________________

EXERCISE PRICE PER SHARE:        _______________________________________________

TOTAL NUMBER OF OPTIONS GRANTED: _______________________________________________

TERM/EXPIRATION DATE:            _______________________________________________

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                           DUSA PHARMACEUTICALS, INC.

                          2006 EQUITY COMPENSATION PLAN

                    NONQUALIFIED STOCK OPTION GRANT AGREEMENT

     This NONQUALIFIED STOCK OPTION GRANT AGREEMENT (the "Agreement"), dated as of ________ (the "Date of Grant"), is delivered by DUSA Pharmaceuticals, Inc. (the "Company") to __________ (the "Grantee").

                                    RECITALS

     A. The DUSA Pharmaceuticals, Inc. 2006 Equity Compensation Plan (the "Plan") provides for the grant of options to purchase shares of common stock of the Company. The Company has decided to make a stock option grant as an inducement for the Grantee to promote the best interests of the Company and its stockholders. A copy of the Plan is attached.

     B. The Plan is administered by the Compensation Committee of the Board of Directors of the Company (the "Committee").

     NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

     1. GRANT OF OPTION. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee a Nonqualified Stock Option (the "Option") to purchase ________ shares of common stock of the Company ("Shares") at an exercise price of $_________ per Share. The Option shall become exercisable according to Paragraph 2 below.

2. EXERCISABILITY OF OPTION. The Option shall become exercisable in the manner provided below, if the Grantee is employed by, or providing service to, the Employer (as defined in the Plan) on the applicable date. For this purpose, the term "Shares" refers to the number of shares underling that portion of the Option that vests in the manner described under Vest Type and Full Vest Date. The term "Vest Type" describes how the Option covering those shares will vest before the Full Vest Date. For example, if Vest Type is "annual", that Option will vest with respect to those shares on a pro rata basis on each anniversary of the Date of Grant. The term "Full Vest Date" is the date on which that portion of the Option covering all of the corresponding shares set forth in the "Shares" column will be fully vested.

Shares   Vest Type   Full Vest Date
------   ---------   --------------


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The exercisability of the Option is cumulative, but shall not exceed one hundred percent (100%) of the Shares subject to the Option. If the foregoing schedule would produce fractional Shares, the number of Shares for which the Option becomes exercisable shall be rounded down to the nearest whole Share.

3. TERM OF OPTION.

     (a) The Option shall have a term of seven years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan.

     (b) Unless a later termination date is provided for in a Company-sponsored plan, policy or arrangement, or any agreement to which the Company is a party (as provided in Section 5(f)(v) of the Plan), the Option shall automatically terminate upon the happening of the first of the following events:

          (i) The expiration of the ninety (90) day period after the Grantee ceases to be employed by, or provide service to, the Employer, if the termination is for any reason other than Disability (as defined in the Plan), death or Misconduct (as defined in the Plan).

          (ii) The expiration of the one (1) year period after the Grantee ceases to be employed by, or provide service to, the Employer on account of the Grantee's Disability.

          (iii) The expiration of the one (1) year period after the Grantee ceases to be employed by, or provide service to, the Employer, if the Grantee dies (x) while employed by, or providing service to, the Employer or (y) within ninety (90) days after the Grantee ceases to be so employed or provide such services on account of a termination described in subparagraph (i) above.

          (iv) The date on which the Grantee ceases to be employed by, or provide service to, the Employer on account of a termination by the Employer for Misconduct. In addition, notwithstanding the prior provisions of this Paragraph 3, if the Company determines that the Grantee has engaged in conduct that constitutes Misconduct at any time while the Grantee is employed by, or providing service to, the Employer or after the Grantee's termination of employment or service, the Option shall terminate as of the date on which such Misconduct first occurred.

Notwithstanding the foregoing, in no event may the Option be exercised after the date that is immediately before the seventh anniversary of the Date of Grant. Any portion of the Option that is not exercisable at the time the Grantee ceases to be employed by, or provide service to, the Employer shall immediately terminate.

4. EXERCISE PROCEDURES.

     (a) Subject to the provisions of Paragraphs 2 and 3 above, the Grantee may exercise part or all of the exercisable Option by giving the Company written notice of intent to exercise in the manner provided in this Agreement, specifying the number of Shares as to which the Option


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is to be exercised. At such time as the Board shall determine, the Grantee shall pay the exercise price (i) in cash, (ii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve
Board or (iii) by such other method as the Company may approve. The Company may impose from time to time such limitations as it deems appropriate on the use of Shares of the Company to exercise the Option.

     (b) The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Company, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Company may require that the Grantee (or other person exercising the Option after the Grantee's death) represent that the Grantee is purchasing Shares for the Grantee's own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Company deems appropriate.

     (c) All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. Subject to Committee approval, the Grantee may elect to satisfy any tax withholding obligation of the Employer with respect to the Option by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

5. CHANGE IN CONTROL. The provisions of the Plan applicable to a Change in Control (as defined in the Plan) shall apply to the Option.

6. RESTRICTIONS ON EXERCISE. Except as the Company may otherwise permit pursuant to the Plan, only the Grantee may exercise the Option during the Grantee's lifetime and, after the Grantee's death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

7. GRANT SUBJECT TO PLAN PROVISIONS. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the Option are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to
(i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Shares, (iii) changes in capitalization of the Company and (iv) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

8. NO EMPLOYMENT OR OTHER RIGHTS. The grant of the Option shall not confer upon the Grantee any right to be retained by or in the employ or service of the Employer and shall not interfere in any way with the right of the Employer to terminate the Grantee's employment or


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service at any time. The right of the Employer to terminate at will the
Grantee's employment or service at any time for any reason is specifically reserved.

9. NO SHAREHOLDER RIGHTS. Neither the Grantee, nor any person entitled to exercise the Grantee's rights in the event of the Grantee's death, shall have any of the rights and privileges of a shareholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

10. ASSIGNMENT AND TRANSFERS. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company's parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Grantee's consent.

11. APPLICABLE LAW. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to the conflicts of laws provisions thereof.

12. NOTICE. Any notice to the Company provided for in this Agreement shall be addressed to the Company in care of the Compensation Committee at 25 Upton Drive, Wilmington, Massachusetts 01887, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Employer, or to such other address as the Grantee may designate to the Employer in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

     IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.

                                        DUSA PHARMACEUTICALS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


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I hereby accept the Option described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all the decisions and determinations of the Committee shall be final and binding.

                                        Grantee:
                                                 -------------------------------
                                        Date:
                                              ----------------------------------


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